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Destination Maternity Corporation
(Name of Registrant as Specified In Its Charter)

Nathan G. Miller Peter O’Malley Holly N. Alden Christopher B. Morgan Marla A. Ryan Anne-Charlotte Windal
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DEST Q4 2017 Earnings Call Bloomberg (pdf)

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EXCERPTS FROM ISS VOTE RECOMMENDATION

- "The dissident's critique strongly suggests that **further change is warranted** at the board level"

- "ISS Conclusion: Is Change Warranted? **As such, the dissident has made a persuasive case that additional change at the board level is warranted"**

- **"The dissident has nominated directors with strong experience analyzing retail companies and with robust experience as executives in apparel retail"** "The dissident also touts the in-depth analytical work that it and its nominees undertook prior to this contest"

- "ISS Conclusion: Which Nominees? **The dissident's nominees appear to have substantial and complementary experience in the retail industry, or in evaluating retail companies as investors.** In particular, Marla Ryan has extensive experience in retail, omnichannel selling and merchandizing at large apparel retailers such as Lands' End and J. Crew. Anne-Charlotte Windal brings proficiency in strategy and design from retailers such as New York & Company and L Brands, plus skill in equity research from Bernstein. **Both would appear to be significantly additive to the company's board."**

- **"The company itself appear to have recognized the value that Ryan and Windal could bring"**

- "Although a reconstituted board might want to retain Payner-Gregor as interim CEO, at least to help ensure an orderly transition to a permanent CEO, **her continued board service does not seem to be essential at this point**."

EXCERPTS FROM ISS VOTE RECOMMENDATION

- “**Shareholders who wish to split their vote… should vote FOR dissident nominees Ryan and Windal, who seem well prepared to add value to the company**, as well as new management nominees Longo and Mestre.”

- “**Shareholders are advised to WITHHOLD votes on the management (WHITE) card for incumbents Payner-Gregor and Erdos** (who, as a member of the Compensation Committee, additionally bears responsibility for the **board’s insufficient responsiveness to shareholder concerns** following last year’s low say-on-pay support). This voting strategy would present an opening for two dissident nominees to be elected, while reducing the risk of the dissident obtaining outright control of the board.”

- “**Board’s inadequate oversight over an extended period of severe underperformance**. Shareholders are therefore recommended to WITHHOLD votes on the management (WHITE) card for long-tenured incumbent directors Barry Erdos and Melissa Payner-Gregor”

- “**Destination’s TSR (Total Shareholder Return) has substantially underperformed** the median TSR of its peers and the TSR of a broader benchmark, the Russell Microcap Index”

- “Two weeks before the company published its preliminary proxy, **the dissident requested that the company adopt a universal proxy card, which would allow shareholders to mix and match their director votes, picking candidates from both the company’s and the dissident’s slates. The board denied that reasonable request**, which would have allowed shareholders to maximize their choices, while greatly reducing the risk of unintended consequences”

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Press Coverage

Investor Group Comments On ISS Recommendation At Destination Maternity

https://www.apnews.com/0cd34ab0d7ea417c84e025aab0ad23ac

Gullane Capital Announces Support For Our Nominees

"May 10, 2018: Gullane Capital, a 3% Destination shareholder, announces its support for all dissident nominees."

https://www.businesswire.com/news/home/20180510005838/en/Gullane-Capital-Partners-Announces-Support-Activist-Position#.WvWYqbd3ors.twitter

Battle Over Board Seats At Destination Maternity Heats Up

https://www.reuters.com/article/us-destinationmaternity-activst/battle-over-board-seats-at-destination-maternity-heats-up-idUSKBN1HN2XV

https://www.bizjournals.com/philadelphia/news/2018/05/04/destination-maternity-proxy-battle-ngm-orchestra.html

Governance Shenanigans - Open Letter To The Board

https://www.sec.gov/Archives/edgar/data/896985/000091412118000714/dm43100583-exh_c.htm

Failure To Comply With Delaware General Corporation Law

https://www.sec.gov/Archives/edgar/data/896985/000091412118000812/dm20180426-dfan14a.htm

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LEGAL NOTICE, DISCLAIMER AND FORWARD-LOOKING INFORMATION

This website contains historical information previously made publicly available by or on behalf of Nathan G. Miller or Peter O'Malley (collectively the "**Investors**," "**we**," "**our**" or "**us**") in connection with the 2018 annual meeting (the "**Annual Meeting**") of stockholders of Destination Maternity Corporation (the "**Company**"). The information contained in this website is provided on an "as is" basis and solely as a source of historical information, which is given as of the specific dates or in respect of the specific periods referenced which may no longer be current and may have been superseded by subsequent information, events or developments.

No representation or warranty, express or implied, is made as to the accuracy, currency or completeness of any information contained in this website, whether derived or obtained from filings made with regulatory authorities, from any third party or otherwise. The information contained in this website should not be relied upon as an accurate or complete source of current information or events. As a visitor to this website, you acknowledge and agree that any reliance on or use of this website shall be solely at your own risk, and we are not responsible in any manner for any harm, loss or damage whatsoever arising from your use of this website or the information contained herein. Copies of the various documents and other statements issued by or on behalf of the Investors contained in this website have previously been made publicly available in accordance with applicable U.S. corporate and securities laws, and are accessible on the Securities and Exchange Commission's (the "**SEC**") website at www.sec.gov.

In addition, this website contains references or links to information published or otherwise made publicly available by the media and other third parties. The Investors have not sought or obtained consent from any third party to use any statement or information contained in this website obtained or derived from statements made or published by third parties, and nor have the Investors independently verified the accuracy or currency of such information. Any such statements or information should not be viewed as indicating the support of such third party for the Investors, the views expressed herein, or any other information made available in this website, and nor should references or links to such third party information or websites be interpreted as approval or recommendation by us of the services, products or information provided by such third parties. We assume no liability or responsibility for the content, accuracy, currency or appropriateness of the third party links or any material contained on such linked sites.

The information contained in this website is made available exclusively by the Investors and not by or on behalf of the Company or its affiliates or subsidiaries or any other person. The Investors are not affiliates of the Company and neither the Investors nor their representatives are authorized to disseminate any information for or on behalf of the Company, and nor do we purport to do so. It is also possible that there will be developments in the future that cause the Investors to change their position

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Stockholders are advised to read the definitive proxy statement and any other documents related to the Solicitation because they contain important information, including information relating to the participants in the Solicitation. These materials and other materials filed by the Investors with the SEC in connection with the Solicitation are available at no charge on the SEC's website at http://www.sec.gov.

The definitive proxy statement and other relevant documents filed by the Investors with the SEC are also available, without charge, by directing a request to the Investors' proxy solicitor, Morrow Sodali LLC, 470 West Avenue, Stamford, Connecticut 06902 (Call Collect: (203) 658-9400; Call Toll Free: (800) 662-5200; or Email: NGM@morrowsodali.com).

Nathan G. Miller, Peter O'Malley, Holly N. Alden, Christopher B. Morgan, Marla A. Ryan, and Anne-Charlotte Windal may be deemed "participants" under SEC rules in the Solicitation. Nathan G. Miller and Peter O'Malley may be deemed to beneficially own the equity securities of the Company described in their statement on Schedule 13D initially filed by Mr. Miller with the SEC on December 27, 2017 (the "**Schedule 13D**"), as it may be amended from time to time.

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initial

Bloomberg Transcript

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Q4 2017 Earnings Call

Company Participants

- Thomas McCracken
- Melissa J. Payner-Gregor
- [00C2G2-E David Ross Stern]
- David Ross Stern

Other Participants

- Michael Barry Wasserman

MANAGEMENT DISCUSSION SECTION

Operator

Good day, ladies and gentlemen, and welcome to the Destination Maternity's Fourth Quarter and Fiscal Year 2017 Earnings Conference Call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session, and instructions will follow at that time. [Operator Instructions] As a reminder, this conference call is being recorded.

I would now like to turn the conference over to Thomas McCracken, Senior Vice President, Finance. Please begin.

Thomas McCracken

Thank you, operator. Good morning, everyone, and welcome to Destination Maternity's fourth quarter fiscal 2017 earnings call. The earnings release that was disseminated this morning is available in the Investors section of our website. The earnings release contains definitions of various financial terms, as well as reconciliations of certain non-GAAP financial measures we will be discussing in today's call. If non-GAAP financial information is provided on this call, a reconciliation of the non-GAAP information to the most comparable GAAP financial measure is available in our press release.

This call will include certain forward-looking statements within the meanings of the federal securities laws. These statements relate to expectations, beliefs, projections, trends and other matters that are not historical facts and are subject to risks and uncertainties that might affect future events or results. Descriptions of these risks are set forth in the company's SEC filings.

Also, I would like to remind you that today's call cannot be reproduced in any form without the expressed written consent of Destination Maternity.

Joining me on the call today are Melissa Payner-Gregor, our Interim Chief Executive Officer; Ron Masciantonio, our Executive [audio gap] (00:01:36 – 00:01:38) Vice President and Chief Administrative Officer; and David Stern, our Executive Vice President and Chief Financial Officer.

Melissa will open some remarks, followed by additional commentary by Dave on our financial results. Afterwards, Melissa, Dave and Ron will be available to take your questions.

It is now my pleasure to turn the call over to Melissa.

Bloomberg

Page 1 of 23

Bloomberg Transcript initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Melissa J. Payner-Gregor

Thank you, Tom. Good morning, everyone. I am happy to speak to you today to update you on our progress as well as our go forward strategy. In fiscal 2017, it was a year of transition for the company. Since I stepped into the Interim CEO role in early January, I have been more than impressed with how our team members have managed to maintain their focus in the face of so much change. And while there is much work to be done our company has made meaningful strides in the past year which are worth noting. We relaunched our four e-commerce website in early 2017 with an increase in comparable sales in the channel of over 40% with much of that improvement driven by a major conversion improvements on all devices particularly mobile.

The strength of the digital platform helped us deliver a 5.2% total comp increase in the fourth quarter. Consistent with our strategy to better integrate our brick and mortar and e-commerce sales channels, we enabled both fulfill from store and pick up from store from select store locations in the latter part of the year. We realized a 20 basis point increase in gross margin from fiscal 2016 driven partially by reduced product costs. We implemented an internal reorganization and cost cutting initiatives late in fiscal 2017, which contributed to an over $5.2 million reduction in SG&A for the partial year with an expectation that the annualized savings will exceed $10 million in fiscal 2018 and we completed a refinancing of our outstanding term loan for – to provide greater liquidity.

In my brief time inside the company as an Interim CEO, we've identified many areas for improvement we've identified many areas for improvement and are working on the following.

Comparable sales in our stores channel were down over 9% for the year. This channel is integral to our access and is an important differentiator. We believe a store presence is very important for the Maternity customer particularly the first time mom, who may be uncertain of her sizing while pregnant, and can benefit from the expert guidance of our knowledgeable team members. We believe, we can improve performance through operational changes as well as developing greater connectivity between the stores and e-commerce allowing a renewed focus on the customer. Improving in this channel is a big opportunity and it's key for our future.

Our digital channel is driving sales, but as we grow the business, we need to be very focused on balancing sales and profit. Initiatives such as fulfill from the store, and buy online, pick-up from store are important in terms of connecting the brick-and-mortar and digital experience. But the costs of such initiatives must be properly balanced to ensure profit. The same goes with marketing spend, as it relates to the digital channel. It must be well balanced and ROI focused. The company's strategy over the last few years of reducing distribution points with an expectation that sales would transfer into the remaining locations has not been successful. We need to move smartly to reverse that strategy. The company needs to regain its entrepreneurial spirit by moving swiftly to try new ideas and learn from them quickly, which will inform better go-forward decisions.

As we move forward, we have put into place

and expect to execute the following strategies. We much continue to offer the very best product to our customers. At our core we are a fashion company. A new mom doesn't have to change her style when she is expecting. We have highly differentiated product and on-trend style that is technically designed to fit her changing body.

Examples of early successes in spring to-date are printed maxi dresses with a comp increase of 40%. Graphic tees with a 25% increase; Denim is really important this season. We are seeing increases of 13% in our Black Denim, but as the season progresses, we will see sales shift to new details like destruction and hem interest. Letdown Hems, Exaggerated Fray, Step Hem and Rob Cuffed Hem. There is also newness in light and white denim with early reach showing increases of 22%

And we are very excited about our renewed focus on nursing, approaching this from a fashion perspective. We now have trend-right nursing tops and dresses with hidden zippers and openings, so that the customer can go to a special dinner, brunch a black tie affair and be completely at ease.

Bloomberg

Page 2 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Spring-to-date, we are saying 21% increases before we've even started our marketing. And through our knowledgeable sales team, she can get a unique experience helping her through each trimester. She can't get this anywhere else. We feel so lucky to share part of the most exciting time in her life.

We must create a more seamless and relevant omni-channel experience. We expect to bring our strengths in each respective channel to all channels. For example, while our digital experience is highly efficient, we don't currently provide the level of customer service and emotional connection that is driven by our excellent in-store sales associates. We are exploring creating a more interactive and informative experience online through initiatives such as live chat, increased content and online community. As for the stores, although our level of customer service is a strength, we are seeking to identify ways to increase traffic. We are working to use our strong traffic on line to drive footsteps to the stores with our buy online pick-up from store initiative as well as future initiatives such as in-store appointment scheduling.

We must also continue to improve our product sourcing, planning, buying and allocation. Over the past few years, we've made investments in our inventory management systems, processes and personnel to drive better results from conception through replenishment. We've gained insights which we intend to capitalize. For instance, we believe our size profiling is causing us to miss sales in all channels. We are focused on gaining insight and capitalizing on this opportunity as we go forward. And we have an opportunity to expand our distribution points and product category offering. As we move forward, we believe there are opportunities for us to reinvigorate our distribution network particularly in the digital space, where we believe incremental expansion can be accomplished. This year, we expect to begin offering our product in at least one more online marketplace, in addition to Macys.com with more to come. We are also working to deepen our relationship with Amazon by transferring onto the Amazon retail platform which will give our Amazon customers full access to Prime fulfillment. We believe this is a meaningful growth opportunity given the majority of our sales decline from our peak in fiscal 2013 and be attributed to our declining distribution network.

Furthermore, we believe our positioning gives us the unique opportunity to offer our customers products that extend beyond her pregnancy to her life as a new mom, including baby apparel, hard goods and other products of interest to her growing family. We will be actively exploring opportunities to expand our product offering to include next stage products initially through our digital platform, utilizing a marketplace model.

We must both protect and expand the revenue we received from our marketing partnerships business. We believe we have access to highly valuable customers and we have been able to leverage this access with our third-party partners to offer customers great savings and services beyond her maternity needs. We believe, we can drive incremental revenue through this channel.

And finally in all that we do, we need to work diligently every day to improve our profitability. As mentioned previously, our recent reorganization and cost cutting initiatives will deliver over $10 million in run rate savings as we move forward. However, we will continue to adapt and maintain a stringent profit focused philosophy. This includes rigorous review of our real estate portfolio, which has a high degree of liquidity over the next several years as well as opportunistically cutting or investing in our operations when ROI appropriate. Before I pass the call to David to review our operating results, I wanted to provide a brief update on a couple of key governance items. As announced previously, our board has been actively considering its composition including pursuing the addition of new members to expand the skills and experience on the board to accelerate Destination Maternity's path to profitable growth. In keeping with this objective earlier this year Peter Longo formerly of Macy's joined our board and in early April the board added Pierre Mestre, the Chairman and Founder of Orchestra-Prémaman, our largest stockholder. These additions show our board's willingness to invite new opinions into the board room for the benefit of all stockholders and that willingness continues. As for our CEO search, the newly constituted board is working diligently to identify and vet candidates for a permanent CEO role and expects to continue that work into this fiscal year. I would now like to turn the call over to our CFO, David Stern, for the financial update.

[00C2G2-E David Ross Stern]

Bloomberg Transcript

Bloomberg

Page 3 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Thank you, Melissa. And good morning to everyone on the call. This morning, I will review our fiscal 2017 fourth quarter and full year performance and key items on our balance sheet and cash flow.

As a reminder, we follow standard retail calendar. So 2017 was a 53 week year.

Sales for the fourth quarter were $105.1 million, an increase of $5 million or 5% from the comparable quarter last year. This increase was primarily driven by an increase in comparable retail sales of 5.2% which reflects the net effect of a 59.9% increase in e-commerce sales and a 6.9% decrease in comparable brick-and-mortar sales as well as the additional sales generated in the 53rd week. These increases were partially offset by the wind down of the Kohl's relationship and the net closure of 28 retail stores.

Gross margin for the fourth quarter was 50.4%, a decrease of 60 basis points from the same quarter last year. This decrease was primarily driven by the growth of our e-commerce business as a percent of our total sales partially offset by improved product margin due to lower cost and lower levels of excess merchandise Gross profit for the fourth quarter was $53 million, an increase of $1.9 million or 3.8% from the comparable quarter last year.

Selling, general and administrative expenses for the fourth quarter were $57 million, an increase of $3.1 million or 5.7% from the comparable quarter last year. This increase was driven by expenses incurred during the 53rd week and increased marketing spend partially offset by decreased employee costs and occupancy expense. As a percent of sales, SG&A increased 40 basis points to 54.2%.

Adjusted EBITDA before other charges for the fourth quarter was $600,000, a decrease of $1.5 million from the comparable quarter last year. The net loss for the fourth quarter was $10.2 million or $0.73 per share compared to a net loss of $32.8 million or $2.39 per share for the prior year which included a $27.8 million non-cash income tax charge for $2.02 per share due to a valuation allowance related to the net deferred tax asset.

Adjusted net loss was $5 million or $0.36 per share compared to adjusted net loss of $3.2 million or $0.23 per share for the fourth quarter of fiscal 2016.

I will now turn to our full-year results. Sales for the fiscal year ended February 3, 2018 were $406.2 million, a decrease of $27.5 million or 6.3% from last year. This decline was primarily driven by the previously referenced wind down of the Kohl's relationship. The net closure of 28 retail stores and a declining comparable sales of 1.5%, which reflects the net result of a decrease in brick-and-mortar comparable sales of 9.2% and an increase in e-commerce sales of 40.7%. These impacts are partially offset by sales during the 53rd week of the retail calendar.

Gross margin in fiscal 2017 was 52.6%, an increase of 20 basis points from fiscal 2016. The year-over-year increase in gross margin was driven by reduced product costs and the exit from the leased department and license relationships which generated lower than average gross margins. Gross profit for the year was $213.9 million, a decrease of 6% or $13.6 six million from last year.

Selling, general and administrative expenses for fiscal 2017 were $218.7 million, a decrease of $5.2 million or 2.3% from last year. The decline in SG&A was primarily driven by reduced employee cost and lower occupancy expense, partially offset by increased marketing spend and expenses related to the 53, 53rd week of the retail calendar.

As a percentage of sales, SG&A increased 220 basis points to 53.8%. Adjusted EBITDA before other charges for the full year was $13 million, a decrease of $10.3 million from last year.

Net loss for fiscal 2017 was $21.6 million or a $1.57 per share. This compared to a net loss of $32.8 million or $2.39 per share for the prior year, which included a $27.8 million non-cash income tax charge or $2.02 per share related to the valuation allowance against the net deferred tax asset. Adjusted net loss was $10.2 million or $0.74 per diluted share compared to an adjusted net loss of $1.9 million or $0.14 per diluted share for the 12 months ended January 28, 2017.

Bloomberg Transcript

Bloomberg

Page 4 of 23

Bloomberg Transcript initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Turning now to the balance sheet, at year-end inventory was $71.3 million, an increase of $2.3 million or 3.2% from the last year. And debt net of cash was $35 million, a decrease of $5.2 million from last year.

During fiscal 2017, we opened seven stores and closed 35 stores for a net reduction of 28 stores. We ended the year with 487 retail stores.

Capital expenditures for 2017 were $6.7 million, a reduction of $6 million from last year. 2017 capital outlays were primarily the result of modest store investments as we optimize our real estate portfolio and investments in systems, primarily in our e-commerce platform. These investments represent a measure in revenue focused approach on capital expenditures that we will continue as we move forward.

Turning to our outlook for the first quarter of fiscal 2018. We currently expect comparable retail sales for the first quarter should up in the low single digits driven by our e-commerce channel being up over 40% quarter-to-date. And SG&A expense to decline and be lower than last year as a percent of sales reflecting the continued benefit of the internal reorganization and cost cutting initiatives that we put in place in fiscal 2017.

Turning to our outlook for the full year fiscal 2018, we currently expect comparable retail sales for the full year to be up in the low single digits, gross margin to be flat to down approximately 100 basis points year-over-year driven by the continued growth of our e-commerce channel which historically generated lower gross margin. Selling, general and administrative expenses to decline to be approximately 200 basis points lower than 2017 as a percent of sales, adjusted EBITDA before other charges to increase by 30% to 45%, capital expenditures are projected to be in the $5 million to $7 million range compared to $6.7 million for fiscal 2017 and we plan to open three new stores and close 20 to 25 stores during the year.

Finally, before we open the call to questions, I would like to point out that last Friday we filed a preliminary proxy statement related to our annual meeting of stockholders scheduled for May 23, which we expect will involve the contested election of directors. Since we are in a proxy solicitation period, we will not be taking questions regarding the preliminary proxy statement or the annual meeting today, but plan to provide additional information as the process proceeds.

I would now like to turn the call over to the operator to initiate the question-and-answer portion of the call.

Q&A

Operator

Thank you. [Operator Instructions]

The first question is from [ph] Matt Shafer of Swan River Capital. Your line is open.

<Q>: Hi. Good morning. Sorry for the confusion. Matt actually just dialed in. This is Jeff [ph] Ketchel. I have a question on the cost cuts. See you cited $5 million of cost cuts accomplished thus far, yet SG&A went up yet again sequentially. It's the second highest SG&A percentage of sales ever recorded, despite 5% sales growth. So, you're not getting any leverage at all, in fact it's the reverse. Can you provide a little detail as to where those $5 million of cost cuts were generated, departments, maybe what the costs were to incur those?

<A>: Sure. Hi, Jeff. Thanks for the question. That is net of investments you made. So for instance, we did invest more in marketing this year. The cost cuts were across the board. We looked at the home office in the D.C., in the stores, those were on top of $23 million of cuts last year and included some of the costs related to the program we put in place at the end of 2017, because of course there are some upfront costs related to that. But we continue as we provided last year to anticipate that north of a $10 million decrease in SG&A this year from that program and that's on pace.

<Q>: Okay. Shifting gears a little bit to the balance sheet. A couple of questions. Can you provide us any detail as to what the new covenants are in the credit agreement, and further to that, would I be incorrect in assuming that the EBITDA threshold

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Page 5 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

is dramatically different from what the previous agreement was, if that's the case, I think the previous agreement was $10 million EBITDA dollar threshold and if we look at trailing six months, you know it's either negative or its $2.5 million dependent on what EBITDA figure we use, and so I'm just – I'm curious and a little concerned as to the ability to hit that when we look on forward six more months on our trailing 12-month basis.

<A>: Yeah. Hey, Jeff, this is – this is Ron.

<Q>: Hey, Ron.

<A>: The new deal really doesn't have a covenant per se the way that the prior deal did. So it has an EBITDA threshold that impacts are available to – our availability – our ability to borrow against certain of the collateral. So it's really I think the IP advance rate in that case. So it's not it's if we missed the level and I don't have it at the top of my head, but we certainly can get it for you, and it's publicly filed, if we missed it we would lose that percentage availability against our IP which would depending on where we are put heightened reserve against our inventory under the ABL. In the old deal if we missed the EBITDA covenant we were in breach and then had all the bad things that could happen to you, if you're in breach. So it's a better deal from a covenant perspective.

<Q>: Where is IP, sorry go ahead.

<A>: Opened up greater borrowing capacity, removed some of the restrictions that were put in place on our prior facility and they were put in place primarily related to the proposed merger which as you know didn't go through. And regarding the adjusted EBITDA, it was $13 million for 2017 and again we're projecting a 30% to 45% increase in 2018. So we're very comfortable with the new facility and the additional liquidity that it provided about

$10 million north.

<Q>: Where is the excess liquidity today? I think at the end the last quarter, Allen said it was about – or you guys said it was about $12 million?

<A>: Yeah. It's significantly north. That's a function of timing. So, we're at about $25 million – $27 million of excess availability at the end of the year. So, significantly higher and that reflects the benefit of the refinancing that we did.

<Q>: Right. The – if I look at the proxy statement from last week, the target or the – yeah, the target EBITDA levels, for 2017 it was about $27 million. This year, that's down to $21 million. I'm kind of coming at this question from the perspective of signaling towards the shareholder base. Why not stretch goals. You've launched this $10 million to $12 million cost cutting plan that you seem to have a significant amount of confidence about if EBITDA – let's see EBITDA this year was $13 million, next year we're talking about adding $10 million to $11 million, $24 million. It just surprises me that we're kind of rewarding management with lower hurdles year-in and year-out. Can you maybe address that, please?

<A>: Sure. As you know, this is a level that none of us are satisfied with. It does represent a significant increase in EBITDA. It does represent a turn to positive comps and profitable positive comps and improvement in gross margin within line of business. Now as the business shifts and e-commerce becomes a greater proportion of the total business, that's a channel that typically generates a lower aggregate gross margin. So, we are projecting total gross margin to be flat to down about 100 basis points, while we are projecting improvement in – in gross margin in each line of business. And we're also projecting of course the – the cost cuts that we talked about. And so that you know, to – to achieve that requires both sustained positive comps, improvements in gross margin in each channel and the cost reductions that we previously talked about.

<Q>: Yeah. David, on the – on the last conference call, I asked a question about profitability on a four-wall basis versus e-commerce and you didn't have the data there. I'm hoping maybe you have this on hand – on hand today.

<A>: Sure.

<Q>: Can you give us a feel for kind of relative to each other where they stand?

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Page 6 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A>: Yeah, four-wall profitability?

<Q>: Yes, please.

<A>: Yeah.

<A>: Sure. We've got – you know it's – it's well south of 10% of our stores that are not four-wall profitable. And you know we've got a lot of flexibility in these stores. A number of those stores are ones that we've already got on the list to close. And the other ones will either renegotiate the lease or will exit them. One of the benefits that we've got in this – in our lease portfolio and one of the things that we strive for, is having a lot of liquidity in the portfolio, as Melissa mentioned earlier in the call. So for instance by the end of 2019, we have lease action – least action opportunities on 49% of our stores. So we've got a good ability to take actions as we need to.

Now, one of the things that we're working on, we've shown, we've been able to drive profitable sales on our e-commerce channel. What we need to work on as Melissa pointed out earlier is improving the store operations and having a more omni-channel experience, and using our proven success online to drive more customers into the stores, and then obviously in store operations, converting those footsteps into sales. So we've got that in our plan to – to you know, not just bring up these stores that have a negative four-wall, but to improve those that are the vast majority which are positive four wall as well. However, given our lease portfolio, obviously in the retail macro environment there's a lot of uncertainty and we accounted for that by building in a lot of flexibility into our model.

<Q>: What are some of the [indiscernible] that you're seeing?

<A>: We also see – I would just say – add one thing to that, sorry for interrupting. Also with our buy online, pickup in store, it's a great opportunity for the stores to convert those customers into buying more merchandise and that's something we're focusing on as well. So, I think there are opportunities and the importance – there is real important between the online and the in-store experience and I think as I mentioned in-store experience is really important. We believe someone walking in who's a new first time pregnancy is going to need some guidance and we have great – a great sales team with a lot of experience and a customer can then get the idea of what she likes and also buy additional merchandise online. So, once she has that experience in the store, I think it's easier for her to go back and forth between the store as each new delivery comes in.

<Q>: Right.

<A>: So, Jeff, we can take one more question, and then maybe you could jump in the queue, so we can move on to ...

<Q>: All right, I'll get one more, I'll get back in the queue. Yeah. David on the balance sheet, accounts payables jumped pretty dramatically. How much more can you stretch those payables before it starts causing issues with vendors?

<A>: You know, we've got good relationship with our vendors, it did – our AP did increase as you pointed out and a lot of that was just a function of timing. We had an increase in our inventory this year, our inventory increased by $2.3 million from the same time last year. And that was just a function of timing. We had items that could have come in the week after – in the first week of 2018, they came in late in 2017. So, the effect of that as effectively balance sheet grows up, right, we received more inventory, and concurrently we have the payable related to that. So, that spike is more related to that.

<Q>: So, if you had that, if you mark that today, has that $30 million, where would that $30 million stand?

<A>: I don't know where it is offhand, but regarding ...

<Q>: I mean, back down it's not the $20 million?

<A>: ... our contracts with the vendors. It's an ongoing process. We continuously are interacting with our vendors. They've been very supportive and we appreciate it, but it's an ongoing process, and looking at invoice costs versus terms and balancing these items.

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Page 7 of 23

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

Bloomberg Transcript initial

Operator

Thank you. And the next question is from [ph] Robert Cook of Cook Capital. Your line is open.

<Q>: Thanks for taking the call. A couple of things. Mostly in regard to the board process, I don't really understand what's happened. We've seen a ton of movement, and [indiscernible] guys were the enemy also and they're on the board, and then Pierre leaves the board. If you could explain why – and what happened there, why did three board members plus an advisor to the board all stepped down this quarter?

<A>: Yes, so this is Ryan. Hi, Robert. Thanks for joining the call today.

<Q>: Yeah.

<A>: Yeah, listen – you know, one thing, I think you mentioned the enemy, we don't view any of our stockholders, particularly a 13% stockholder as an enemy. I mean all of our stockholders have a right to have their voice heard and engage with us. I think that, as we went through a lot of change in the last year relative to the deal that didn't happen. A change at the CEO level and then the concerns raised by investors during the proxy contest in the fall, including Orchestra. And I think that from my perspective having been here at the company for 13 some years, I think the board took it to heart and felt that there were concerns raised by shareholders and that there was a desire overall regardless of the outcome of the contest to have more viewpoints within the boardroom. I think that after the contest was over there was an engagement with investors. And you know and including Orchestra as our biggest investor and that yielded a positive conversation which resulted in an offer for Pierre to join the board. Pierre is still on the board. Pierre hasn't gone anywhere. He's part of the slate of nominees in the upcoming election. There was an additional Orchestra nominee, Jean-Claude Jacomin, who had joined the board and unfortunately he let us know he had a health problem, he was very upset but had to – had to focus on his health. And it was the right decision for him to exit the board. That was unfortunate and unfortunate timing.

Having said that, we feel like we do have access to Pierre and he can provide us a good viewpoint both of the shareholders and his viewpoint as his deep experience both with Maternity albeit outside the United States as well as in some extension businesses like the kids business. Michael Blitzer who has served on the board since January 2013 has simply decided not to stand for re-election. Michael is on many boards, has a lot of time commitments and at this point, he feels like with the addition of Pierre at this point, it feels like with the addition of Pierre and – and an addition Orchestra nominee, that's the right time for him to be able to – to step away.

But I think the change that you're seeing is that demonstrative of the board trying to react to shareholder concerns and – and trying to put different viewpoints in the room. And then – and then of course we have the addition of Peter Longo, who I almost neglected to mention because it's like he's been here longer, but he joined us in January. Peter has great experience with Macy's, one of our key partners, and an understanding of the lease business as well as operational logistical supply chain experience, which again is a new voice. So I think this change you know is so much of what investors were asking for in the fall and the board has taken at the heart and that's happened.

<Q>: Great. Okay. And where is the commitment on the stock from the board, I mean it's been – is kind of odd? I mean, if the CEO is required to have a fair market value, stock greater, including the salary, most of though you are the interim, you only got 35,000 shares. I mean, a little bit [indiscernible] a little bit me has a [ph] ton more in that, that's valued at $92,000 and his salary of $116,000, so I'm sort of questioning the commitment of the board themselves and also you know remuneration to the board. I think the remuneration to the board is not – I mean, due to – the stock is obviously on its peaks [indiscernible] and during the board approved the limited waiver of stock ownership guidelines with respect to Mrs. – Mr. Masciantonio through the calendar year of 2018, why should not be the opposite?

<A>: Well, first of all you know, I've been on the board for nine years. I have been completely committed to the company.

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Page 8 of 23

Bloomberg Transcript initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

I have never sold a share. When the opportunity came up for me to move inside the business, I felt like I had a lot to offer and I felt like I knew the management team of the company and that I could work with them to help move the business forward. So my commitment to this company is as it's been for nine years to make this a successful maternity and beyond that company, and I'm am totally committed and I also support the management team who has really embraced the opportunity to move swiftly and as I mentioned in an entrepreneurial fashion to move this company forward fast and make changes that are going to be more profitable in the future.

And as long as we can make progress and this team is excited about where the company's future lies and they can perform I think that – they are the right team to be in the company and to the degree that that doesn't happen then of course we have to make changes. But right now, this is a team that has banded together to and willing to make whatever changes there are – that are necessary to move this company forward. And I am very excited to be a part of it and totally, totally committed to it.

<Q>: Because I'm telling that what people want to see is your bottom-line commitment to the firm and open market purchases where you guys would send a big signal rather than just giving yourselves more and more stock?

<A>: No, I....

<Q>: You are giving yourself more and more stock with terrible performance. That's what people freaking out about?

<A>: Yeah, I....

<Q>: Have you ever voted against the management who are on the board?

<A>: Voting against the management in what regard?

<Q>: In anyway.

<A>: Yeah. Just in my – this is Ron, Robert. Just in my time here, currently we don't have – we don't have a permanent CEO in place, the board and our prior CEO agreed to part ways at the end of last summer. There was a CEO change three-and-a-half years before that.

<Q>: Yeah.

<A>: I've been in the boardroom for over a decade, I can tell you that the board and management have a healthy relationship but not in a relationship of stamping what management wants to do necessarily. I think we feel like – I feel like we have really good support particularly now with the newly constituted board and I think we have – are changing and revising direction. I understand where you're coming from. I am – my – my personal opportunity for – for personal wealth is completely tied into this business, it's not just my livelihood but it's also all of the upside that I have. I have stock options at $32 or so and I was here when we were at that level, and I know what it can mean for us to climb back to those levels and there couldn't be as Melissa pointed any deeper level of commitment here at the company, but I think that there's certainly a healthy relationship between the board and management, I would not say a relationship of a board that doesn't – doesn't push management just haven't seen that.

<A - Melissa J. Payner-Gregor>:

No, I am sorry, I didn't exactly understand the question. But, absolutely, we have some very healthy debate in the board room, and right now being inside the company. What I can tell you is that, in order to be profitable on the bottom line, we have to dig into all of the components of the business and improve them from the inside. And we are absolutely looking at every way inside the company all the way through the organization to make sure that people all understand what their commitment is to make this company successful and not just letting things happen, and then coming out with an end result. We know, we have to make sure that the people inside the organization understand their participation and commitment and what's necessary in order to make us achieve a profitable business.

<Q>: Another one [indiscernible]

<A>: And Robert, we've got some others in the queue.

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Page 9 of 23

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<Q>: Yeah.

<A>: So, can you just ...

[indiscernible]

<Q>: Thank you for your time. Can you just highlight, Allen went, since departure, what was that all about, please?

<A>: Yeah. Look, as we ...

<Q>: Thank you for taking my questions.

<A>: Sure, as we disclosed publicly, Allen has been on the board for some time, had stepped in in the interim capacity to help out inside the company. Allen lives in Florida and for personal reasons had decided in January that it was best for him to move on, and the board accepted his decision.

<Q>: Thank you.

<A>: Thanks, Robert.

Operator

Thank you. The next question is from Dave Dille, a private investor. Your line is open.

<Q>: Hi, yeah. Thanks. I guess, I just wanted to touch on

as the first quarter we're seeing comps positively, in fact sales higher, yet not seen SG&A leverage when that was kind of cited as the – sales deleverage was cited as the reason for higher SG&A as a percentage of revenues in past quarter. So just what we would need to see there? I guess, that would be my biggest point of frustration kind of looking at the results on that one.

<A>: Right, Dave. All right. Look, the SG&A as we talked about isn't at a level where any of us believe it should be, it's why we took the steps, announced it publicly, reaffirmed it today that those cost cuts are in place. It was our second quarter of positive comps last quarter. And look we did throughout the quarter, we had the change in results and so in November we drove our strongest comps in the quarter. However, we overinvested to get them, we over invested in marketing, which increased our SG&A. On a separate level, we over invested in promotions during that month, and so while it was our highest comp month of the quarter, it was our lowest profitability of the quarter and our lowest performance of the quarter.

We course corrected as we went through the rest of the quarter we improved in December and we improved further in January. And so I agree with you that the – we did delever. For the quarter, we delevered by 40 basis points, while we're not happy with that. It is the lowest relative to last year that we've have had during this year. And so, it's moving in the right direction. It was significantly influenced by November and we've – as we stated we are anticipating gaining leverage in 2018 as a function of the improvement in comp sales and importantly the full year benefit of the cost reductions.

<Q>: And then, just given the confidence in those cost reductions, will that be on an absolute value, i.e., there's no other puts and takes that will drive it high – drive the SG&A higher or it'll be an – on an absolute value should be at least that $10 million lower year-over-year?

<A>: Yes, Dave, and there are puts and takes, but that absolute value is fair to model. We do anticipate investing in marketing for instance. I mentioned earlier we overinvested in November and we of course corrected in December and January, and had better bottom line results. And it's a continuous process of learning what's the right investment to do that, and so we'll invest where it's appropriate. And as we've got improved conversion on our new web platform, the higher the conversion the more marketing that can be justified. And so, we're determined what's the right amount of marketing, what's the proper vehicle for that marketing. So, we'll continue to go through that process, so we're not just

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Bloomberg Transcript initial

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

– the goal isn't expense reduction, right, the goal is profit improvement. One method to get there is expense reduction, but where it's appropriate we will go ahead and invest such as in effective marketing. But in aggregate, yes, you can model in that $10 million reduction in SG&A.

<Q>: And then, just on the Amazon and broadening the categories, children's, that seems like a more of a crowded space. Plenty else going on in terms of like I said profitability, cost cuts, et cetera. What's the rationale of – just there's so much wood to chop in terms of we would think low-hanging fruit given the SG&A levels that we're at? What's the rationale of now being the right decision to kind of take on more in terms of going into new product categories?

<A>: Yeah. So a couple of things in that regard, and it's a fair question Dave, and I appreciate it. On the Amazon front, we've been on Amazon for a number of years in the marketplace model as well as in FBA. We've been in discussions with them to try to deepen their relationship. Although we've seen you know strong sales performance online and particularly Macys.com as well as our own sites. Amazon, I think has been more challenging, as more customers on Amazon has looked for Prime fulfillment. And unless you are FBA or your warehouse is certified, you can't actually have Prime fulfillment.

So by moving to Amazon retail, like others have done in complementary spaces, we think that we can drastically increase our penetration of product in Maternity category on Amazon. The sales are there on Amazon of Maternity. So we can either get our share or we can either not be involved in the – in essentially the biggest digital mall in the world. So they are – it's not really that much of a change in process. The good thing about this business is we have aspects that deal with e-commerce, we have aspects that deal with relationships with third parties like wholesale relationships. We're able to manage those effectively and we have in the past, you know in our history when we expand that out through additional distribution points, we've never seen the level of cannibalization that some would have feared. And conversely over the last few years, when we contracted our distribution points, we did not see it transfer or much of a transfer back into our channels. So we think distribution and diversification is healthier for the business.

Asset extension categories, you know we think there's a big opportunity out there. We think that opportunity is highlighted by the exit of TRU and Babies"R"Us, in particular, we have a highly valuable database that we've been able to leverage and a reason we're able to leverage it is because there are interested customers beyond our product categories that want to enter into a conversation with us. We think they are smart at ways for us to expand without taking on much risk. But, I don't see this as a diversion from the core of the business. In fact, I think we have – it's an opportunity to leverage against the SG&A and given some of that concerns I'm hearing on the call, our opportunity is to leverage to capture more sales and be open minded to all new revenue opportunities. Now, and so, I'm excited to see the outcome. We're going to do it in ways that are not extremely risky for the company and don't require a ton of investment and if it didn't work, we'll move on to something else.

<A>: Dave, we've got several in the queue. Can you ...

<Q>: Last question just before re – with also reiterating an open market purchase would be a big positive in terms of that, but just how you look at, you said sales are there on Amazon, but how much of the gross margin is due to just the nature of going more e-com and – versus how much was actually promotional? If you can break that out rather just point being chasing sales at a lower margin versus actual growth at what do you think is a reasonable margin.

<A>: Yeah. One quick thing is Dave will provide a more – some color to the answer. We are a profit-focused company.

<A>: Right.

<A>: I think sometimes that gets lost. I think that sometimes it's gotten lost in our messaging, but our goal as the company is not to be the best brick-and-mortar retailer in the world, not to be the best e-com retailer in the world in terms of sales. It's to be a company that generates a significant profit for the benefit of our stockholders and all of our stakeholders. So I – we will talk, there's obviously a natural shift in margin relative to channel that we have to manage through. But we are we are spending a lot of time focusing on bottom-line profitability, Dave.

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initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A>: Right. Along those lines, Dave as I mentioned, we did go too far in the first month of the quarter in November and we did overinvest in promotions and in marketing. We recognized that and quickly of course corrected and improved both in December and January. You mentioned gross margins, right we were flat slightly up, we were up 20 basis points for the year where we fell short within the fourth quarter. And in the first quarter we were up, in the second quarter we were up, third quarter we were flat and we were 60 basis points down in the fourth quarter.

So we are looking at this literally daily and at a deeper level each week, assessing the promotions, do they work, do they not work. Again the goal isn't to drive comp sales, the goal is to drive profitability. And as we go forward in these – as we look forward to 2018 and we expect all-in gross margin to be flat to down 100 basis points. That is being driven by the channel shift. We're actually anticipating stronger gross margins within each channel. It's just as e-com continues to become a larger part of the total business. It does have an effect on gross profit.

Operator

Thank you. The next question is from [ph] Julian Cash of a Private Investor. Your line is open.

<Q>: Hey, guys. Thanks so much for taking the questions.

<A>: Hi, Julian.

<A>: Sure.

<Q>: My first question is in reference to the two Orchestra-Prémaman board members that were not elected to the board a few weeks ago, their placement seems inconsistent with past statements that Destination Maternity themselves made in the last proxy file held in October. If I can read from your own statement, it writes contrary to claims within its proxy statement, Orchestra's interests are not fully aligned with the interests of all Destination stockholders. Orchestra raised on several occasions the prospect of Destination offering Orchestra products for sale. The board unanimously concluded that this arrangement was not in the best interest of Destination's stockholders as it would take resources away from the core maternity business. Orchestra's efforts to further its own brand in the U.S. market by leveraging Destination's North American infrastructure and operational footprint illustrate a unique set of interests that are not shared by all stockholders. Although this arrangement may benefit Orchestra, Destination stockholders would not share in that benefit.

Now those are your own words and as a 1% shareholder I relied on that in order to make an informed voting decision at the last shareholder meeting and I voted for the incumbent directors primarily due to this argument. The election of two Orchestra reps to the board seems to directly contradict the statements you made while lobbying for our vote last October. Can you please explain why or what has changed in the last six months for Destination's board to no longer view Orchestra's interests as damaging for Defamation shareholders?

<A>: Yeah, thanks, Julian. I appreciate the question. I mean, look, we – as Dave mentioned, given where we sit and the potential contested election I don't want to get too – it sounds like we're starting to push closer to questions that relate to that, so I want to do the right thing here. Having said that, I will say as I mentioned before there has been significant turnover in the board and I think as a result of a conversation that started and continued with stockholders including Orchestra after the last contest in the fall.

Orchestra is 13 plus percentage stockholder in the company. And in our time engaging with them have found them to be open-minded, I think there's been a better level of discourse and frankly there was during that contest. And I think the board is feeling like better to have those discussions within the boardroom to make the very best decisions. So from my perspective what I'm saying and I'm inside as management of course, I feel like what the board is doing, is showing that it has an open mind to engage in a dialog. And there's lots of creative writing used within proxy contest. I guess that – and it justifies the means. But in the end, the opportunity is to make sure that all stockholders are represented and

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Bloomberg Transcript
initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

I know each board member takes that duty extremely, extremely heavily and can do so going forward. But I appreciate the comment.

<Q>: So just a couple of more questions for me and maybe leg into the creative writing of the proxy. In your press release today, you said that SG&A fell by $5.2 million which is great. And therefore you claim to be halfway to your goal is achieving $10 million in cost cuts that were also announced during that October proxy fight. However it appears that most, if not all of the cost cuts you achieved in 2017 were achieved in the three quarters prior to the announcement of the cost cutting initiative itself. In fact it looks like the Q4 SG&A actually increased. So as a shareholder, I'm just – I'm very discouraged over what appears to be a continuing lack of cost discipline, and once more isn't it a bit disingenuous to include SG&A declines that occurred before the cost takeout was even announced?

<A>: Julian, if you go through that as I mentioned, it's a 53-week retail calendar and we follow the retail calendar. And so, there were incremental expenses incurred because of that additional week, excluding that week SG&A was down. Also, as we talked about when we first went over the cost reductions, there were upfront expenses to gain these cost reductions. And so, we did achieve as you mentioned, but we hurdled the increased expenses for the 53rd week which has significant impact on the fourth quarter, right. We incurred those additional severance costs. Net of all those, we still brought down SG&A, that's on top of a $23 million decrease in SG&A in 2016 and we stated previously and we reaffirmed on this call that we plan to achieve the reductions that we mentioned.

So, SG&A has been consistently coming down. So, I disagree with the assertion that is not a cost focus. Having said that, we need to drive sales. As I've mentioned earlier and as I mention consistently on these calls that the – we have de-levered and we de-levered not because the cost went up, but because the sales came down. And so, it's not one or the other. It's driving both of them. We're going to continue with the cost reductions that we put in place. We plan to achieve those that we previously announced and we've got the initiatives in place to drive as we talked about positive comps for this year. And both of those as we – as I mentioned during earlier in the script, we're anticipating gaining leverage this year.

<Q>: Got you. I just – I will point out too that during your last quarterly call, you guys also cited severance packages as another reason for the miss there too. So it seems to be recurring quarter-over-quarter cost that it's the same kind of reason or excuse for that – for a miss every quarter because I wonder – I worry about how many quarters that's going to continue for? And last question, guys ...

<A>: Julian, I apologize for that. Right. Well, these cost cuts aren't a one-time thing and the expenses related to them aren't also a one-time thing. And so we did incur expenses related to the cost cuts initiatives in Q3 as you mentioned. And we did incur expenses related to the cost cuts in Q4. So it's not an excuse, it's just the facts of what's driving it.

<Q>: All right. Well, so maybe just to touch base on that and this is the last one, guys. I appreciate you taking questions.

<A>: Sure.

<Q>: During the proxy fight in October you guys guided EBITDA for $27 million for 2017. Now clearly as of today's announcement that that number was missed by it looks like just about 50%. Additionally, during that proxy contest, you stated that there were cost opportunities of $10 million to $11 million. So based on your own figures there you've guided for $27 million for 2017. If I'm to expect an additional $10 million in cost reductions, shouldn't your EBITDA guidance be about $37 million $38 million for 2016?

<A>: Yeah. We have to – I have look back at what we're – because we – I don't know that we had given guidance at that time but we've – we have to look at that Julian. I would – I would love to tell you that where we should achieve would be $34 million for the upcoming year. But in reality, sort of it's difficult because some of – what happened last year including the exit of a CEO, all the changes that have occurred, it's sort of that was then, this is now the kind of issue. All we can do is move forward. We've finished trailing $12 million, around $13 million. We have a goal of getting, getting well beyond that with a 30% to 40% increase. And look I understand, I understand your frustration, but we need to focus on delivering results go forward.

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initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<Q>: Got you. And while your proxy from a few days ago, guided for $21 million in EBITDA. So I'm just getting some $27 million plus another $10 million up to $37 million and now suddenly we're seeing guidance for $21 million. I just – you guys keep claiming cost cuts, but I'm not seeing them, and I'm also not seeing them in your own guidance?

<A>: Right. Again, Julian -

<Q>: That's all I have guys.

<A>: On the ...

<A>: All right.

<A>: On the cost cuts, as I mentioned, we have achieved this cost reduction. You can look at the P&L, they're not – we've got more opportunity as we announced. But look at our SG&A, you'd see it decreasing.

Operator

The next question is from [ph] Matt Schaefer of Swan River Capital. Your line is open.

<Q>: Hello. Hey, it's Jeff again. Can you hear me?

<A>: Yeah, Jeff.

<A>: Hey, Jeff.

<Q>: Okay. Good. Thank you. Thanks for taking the call again.

<A>: Sure.

<Q>: Was there any revision to the valuation of IP this quarter versus last?

<A>: It's not something that is typically done on a quarterly basis, so revaluation is done [indiscernible] for now.

<Q>: Okay, okay. Regarding the board, and some of the statements that were just made. Melissa you made a comment about being on the board for nine years, during that time or certainly during the last several years, the stock prices are down pretty materially. And so I'm just kind of curious, how you think about your responsibility as a board member, your responsibility as a fiduciary to the company responsibility as the fiduciary of the company, maybe the duration of a board seat kind of the "entitlement" to a board seat even though you get elected this year. So, give me a little leeway with that statement, but just how you think about what your responsibility is to the company given under your tenure and several others, the stock price is down to the extent that it is.

<A>: Yes. Well, as I said before obviously, I take this responsibility very seriously. When we saw the business beginning to struggle, we made a change in the CEO. The CEO had a strategy that the board agreed appeared to be a good strategy. We had to give that CEO an opportunity to realize the changes that he made to the business. When that did not give us the numbers that we needed, then we made another change pretty quickly. And one of our board members, Allen, stepped up to move inside the company while we looked for an interim CEO – while we looked for a full-time CEO. He decided to leave and there was an opportunity for me to come in, and as I said, I take this very, very seriously and have worked and am working very closely with the teams. Everything is about sales and margin and balancing them because the first thing we have to do is sell the product and when we sell that product we have to sell it at a margin that allows us to be profitable.

<Q>: Sorry. Pardon the interruption. I'm not – just to be clear, I'm not questioning your role as interim CEO.

Just to be clear, I'm not questioning your role as interim CEO. I guess what I'm questioning is your – the collective your, everyone's role on the board, I think you said earlier if I can quote you if they don't perform – if you don't

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Page 14 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

perform, you need to make some changes. And so, ...

<A>: Yes.

<Q>: I'm looking at a board with the exception of Mr. Longo who has been there for a fairly long time, the company has not performed and I'm wondering if how literally I should take your own advice and maybe we should all actually seek other representation.

<A>: Yeah, just to level set, I mean as I mentioned the board ...

<Q>: Ron, Ron, sorry. Ron, Ron, pardon me. You're – I'd like to actually hear from a board member, not a member of management.

<A>: Okay. So, I – first of all, Peter Longo came in in January. So, he is a new member of the board. Michael and Allen have both left the board. Pierre – or Michael is leaving, he is not seeking reelection. And Pierre and another designee of his are joining the board. So, we've actually made some significant changes to the board and showing that we're interested in new ideas and new ways to build this business. We believe very strongly that this is a business – a niche business that we can own in the market place.

<A>: Yeah.

[indiscernible]

<Q>: And so, no disrespect to the member on the board, but where're all the women? Melissa, I would think that maybe you are doing this behind the scenes, but it seems pretty logical to me having two children that a maternity company should have representation that is comprised of women.

And so you talk about and Allen mentioned it previously having new board members who are complementary to what currently exists and you go out and if I look at on paper, Mr. Longo looks pretty similar to the other three or four board members who are there currently. And I'm curious how much efforts actually been – really being made to add complementary skill sets and I think women?

<A>: Well, that's not a hard question for me to answer. It is definitely part of our conversation. We are really looking for the best people to be on the board to be complementary to each other. But yes, we absolutely talk about the importance of women on the board.

<A>: And Jeff, we've gotten the people that haven't been on the call yet. So ...

<Q>: Okay.

<A>: ... if you got one more question and then ...

<Q>: Yeah. Real one question. Ron, you've been there for 15 years, the last couple of conference calls, you've – again my words, you've kind of spoken for the board, you've responded when there's been a board question. You seem to arguably know more about the company than most people. How come you are not CEO?

<A>: Yeah. Look, I – that's not an appropriate question for me to answer. I'm very happy with my role with the company. I think that we have a lot of things going for us. That's why I've been here. It hasn't been 15 years, it's been 13 years. Some days, it feels a lot longer; some days, it feels a bit shorter. At this moment, it feels a little bit longer. But honestly, I really appreciate it. I love this company. We have some really great people throughout this company. I have great relationships with our board members and even with our newly constituted board I think that's the beginning of a different kind of way of thinking about the business. So I'm here because I want to be part of something great, but I don't really worry about what the next step is, but I appreciate that? Thank you.

<Q>: Yeah. Well, I can't just – really don't matter at the shareholder of about eight months, given the volatility, it sort of feels like a lifetime. So, thanks for taking my calls.

<A>: Thanks, Jeff.

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Page 15 of 23

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A>: Sure.

Operator

Thank you. The next question is from Timothy [ph] Sibov, a Private Investor. Your line is now open.

<Q>: Hi, what is the status of the strategic alternatives, are we now looking – now that we've stabilized the balance sheet to turn the company around and create the value for shareholders for ourselves and we're done looking at alternatives?

<A>: I know, I – the – both the board and the management team is open to any and all alternatives to maximize stockholder value. Now, as a public company I think the board takes it to heart that that's their fiduciary responsibility and I – and the team takes that to heart very much. So, I don't know that anything is ever off the table, but the focus of the team right now is on proving the – improving the business and delivering better profitability and that the rest of that stuff takes care of a top when you do that.

<Q>: So, does the window for insider buying in the open market I hear several callers talking about their concerns about a lack of an affirmation by management in the company and I will second that it's frustrating, it's upsetting to say that we've held the shares that we got is not good enough for me as a shareholder, so the question is one is the window for insider buying open market buying opening within 48 hours to 72 hours after this earnings release. That's one question.

<A>: Our window is – as is typical our window will open after – shortly after an earnings release, we deliver preclearance policy. So, there's always a discussion internally with compliance about whether there could be a trade or not.

<Q>: So, with the stock having dropped from $35 about whatever the peak was five years ago down to about, whatever the peak was five years ago down to $2.5, hopefully management is giving the message that in terms of our vesting in you, we want to see you vesting in us which is an affirmation that you believe in the future of the company and your ability to turn it around and that open market buying is – is the affirmation of that.

And so I hope you would across the board take that to heart that that there has been suffering certainly for long-time holders, and someone who is more recently coming to the company. That's a feeling out here with – I'd like to affirm that.

<A>: Yeah, I appreciate that comment. Thank you.

<Q>: And then finally, can you and it kind of relates to that, is my last question. Can you summarize Ron, and you've been here 13 years and Melissa nine years, can you summarize on this call right now in an efficient fashion, a company that was profitable that as recently as five years ago had a 20% return on equity and a 4% net profit margin and $22 million net-net earnings adjusted. That is vertically integrated, arguably be the largest in the world on Maternity, Maternity clothes, where you believe you saw how profitable we were, Melissa and Ron, where we went wrong and is the model compromised? Is it merely the Internet over five years has destroyed the profitability of this company or what do we need to do? Is it a business model problem? And what are we going to be doing? I hear fashion focus – refocusing on fashion, I like that I'm hearing that. But can you – is another means of instilling confidence, can you tell us the big picture or story and why it is going to turn around?

<A>: Yeah. I'm happy to talk first just being kind of inside of management for a longer period of time.

I'm sure Melissa has something to add. One kind of looking back like where did we – where did we go wrong, I guess is the question that you're asking.

<A>: Yeah.

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Page 16 of 23

Bloomberg Transcript initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<Q>: And I think it's a fair one. I think digitally, we didn't move fast enough. We needed to get off on a better platform much faster. We had some fits and starts on working on a platform ultimately landed on the Demandware platform and ran as fast as we could to launch that at the beginning of last year. I think that what we've seen is that, there were a lot of sales that were slipping away from us and sliding online, and now we're starting to recapture it.

And then I think there's an even better opportunity there because as Melissa pointed out, you know currently we have a very – we have a great experience online. It looks great. It feels great, and it gets you to conversion, but there's not a lot of that community and live chat and customer service that we have in our stores. Now the next opportunity to grow that is to invest in that and to build that greater connectivity, bring that customer experience onto digital. But I think we could have been faster there and I wish that we were given the way the world's changed.

I will say we have done a nice job in overtime and through management teams and through board changes, built in liquidity to the real estate portfolio that puts us in a position to readily adapt to what the customer wants over the next period of time. So for instance, if we see more growth online, we can, and as we've done close unprofitable stores relatively quickly without a massive event or renegotiation of the portfolio. That's a very powerful vehicle, which gives me a lot of confidence that we can adapt going forward.

The other comment I'll make is that we talk about, and I spoke a bit about – about this before and Melissa mentioned it. In the last few years, we've really shrunk our distribution, and if you – I look at fiscal 2013 and where we are now, there's a $100 million in sales there that

I look at fiscal 2013 and where we are now, there is a $100 million in sales there that simply went away and the market hasn't gotten down, the births haven't gone down at a rate sufficient that suggests we should have lost that much in terms of sales. What happened?

<A>: Right.

<Q>: I mean, we don't have the Kohl's business anymore, which was a big wholesale partner. There are a 100 – and a 100 some less Macy's locations. We don't have Gordmans anymore in the Midwest. There is an opportunity to redistribute out to additional distribution points in a way that fits with the ethos of the company. So, it's not that there's major new investments to get it. I think a lot of it's going to be digital. But, I think we can recapture a lot of what we got. So, I'm very optimistic because I see very clearly where we've sort of had self-imposed and sometimes external contraction forced on the business. But, Melissa, if you want to add.

<**A - Melissa J. Payner-Gregor**>: No. I think, it's been – it was frustrating to see the delays in pushing the online business. I talked about it a lot. I have a strong online background. And as Ron said, we were very late and I think lost a lot of market share there. I think from a births' perspective, we – the way we're approaching the consumer is really to connect with her on her needs not only during her maternity, but post maternity because we have a customer that only lasts essentially for nine months and then leave. So, we're in constant acquisition mode. This focus on nursing alone and being able to nurse in all of those – the locations that she might be as I said at a dinner or an event or something and being able to nurse with this technical construction of these garments gives us the ability to mean more to her for a longer period of time. So I think there's an opportunity for us to begin to build this back. It was very painful for us to feel and watch that hundred million dollar decline over those years and not be able to figure out how to gain that business back. And I think now we're in a position where we believe there's opportunities to gain that market share back.

<Q>: Okay. The company earned a $1.70 a share give or take in 2013, it's selling for 1.5 times historical earnings of five years ago. Do you understand Ron or Melissa, how open market buying from either one of you would be as long timers, long termers would be an affirmation of your faith in your abilities to restore some of the lost glory of Destination Maternity?

<A>: We lost glory. I've -I – like we'll – we'll call my book that, but I would totally appreciate the comment. Obviously we've heard it, we'll relay it to the ...

<A>: Yes, we will ....

Bloomberg Transcript initial
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Page 17 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A>: ...how importance it is. So thank you for that.

<A>: Yes, I'll definitely appreciate this part.

<Q>: Thank you. Thank you so much. Best wishes.

<A>: Thanks.

<A>: Thanks.

Operator

Thank you. The next question is from Josh Schnyder, a Private Investor. Your line is open.

<Q>: Hey guys, a number of my questions have kind of been answered during the conversation. But you know a couple of others have come up so you know I would be the fourth or fifth voice you know repeating what Tim just said about open market buys right that makes sense. [ph] Marber spectrum makes sense. For yours, you guys have heard it. You know Ron if you bought shares at $2.50 and got them up to $32, we are options [indiscernible] you make a heck of a lot of money and so would rest of us. There is a couple of things that kind of came out during the conversations. David you mentioned that you had overinvested in marketing and promotions, what are you guys doing to quantify that and to test that, and to make sure that you aren't doing more of that going forward?

<A>: Sure. That's a good question, Josh. We are literally every week testing, marketing, testing what's the right amount of marketing, and testing what's the right vehicle for that marketing. And so it is an ongoing test. The proof that we course corrected is in related to our results in December and January, obviously what we filed is our quarterly results, but I provide additional information on during this call is our results within the quarter. And November was before Melissa's time here, we were chasing aftersales too aggressively and we did – our November was the highest comp of the quarter, and it was also our least profitable month, our lowest performance for the quarter.

And the proof that we're improving is our subsequent results have improved and we're certainly not there, you're never there, it's an ongoing process to refine the marketing and there's a lot of things that drive that, all else being equal as our conversion improves on our web, well that justifies greater marketing to drive more eyeballs to the screens. So there's a lot of gives and takes on this. We certainly improved and we're continuing the process.

<**A - Melissa J. Payner-Gregor**>: And I would just add one thing which is, if everyone is focused every day on sales and the margin we need to get those sales then that takes care of a lot inside the business. Obviously on the market side, you have to look at expense, but from a stores perspective, it's really important and they look every day at what those sales are and what margin we were – we're able to, we had to drive those sales. And we're making adjustments and becoming a very flexible fast moving company.

<Q>: So, which of those two levers are you guys kind of adjusting or seeing the most benefit from your adjustments, the marketing spend, where you're trying to get the eyeballs to come in or the promotions trying to get people to maybe actually buy?

<A>: I mean it's a balancing act. Some weeks we see that we had opportunity to spend more in marketing and would have gotten a better sales result and we make adjustments the next week. In the stores, we are testing different types of either promotions or trends so that it's not so promotional driven and we get a higher margin, does that drive margin dollars or and can it drive sales? And we're looking at all these different combinations every day to make adjustments to the types of promotions we're doing going forward. So, it all plays a role. It's not a single item that we're looking at.

<Q>: Okay. But, it seems like you're working in kind of an annual or quarterly framework, but you're adjusting things weekly if not even more often than that in response to what you're seeing.

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Page 18 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A>: It's more often, Josh, it's literally ...

<Q>: Yeah.

<A>: ... daily. Now what I was stating earlier is that we report on a quarterly basis.

<Q>: Of course.

<A>: But – and we have deep dives with senior manager including me, weekly, I try to stay out of the daily, but the teams including Melissa are looking at these things on a daily basis. So, it's a very fluid and ongoing very fluid and ongoing process.

<A>: Yeah. And then from a – organizationally, I don't think there's been a time in the recent past where we have more of the team talking more every day about bottom line profit. I think that we're in a much better place than we've been in regard to that. I can't tell you why that happens inside companies sometimes you wind up chasing sales, sometimes you wind up chasing margin, we're a business that have multiple channels and in the end of the day we need to deliver a better profit. I really feel like the team is in a better place focusing it on that and that's really important.

<Q>: Okay. I mean that's great to hear. So just transitioning slightly you've talked about the experience in driving the experience and trying to get people to come from online to store and store to online. Can you be a little bit more specific about how you're driving that experience level for the kind of new millennial 27 year old customer.

<A>: Yeah. I think a good examples of that are – late last – when we replatform the website, we built in the ability to use every location where we have inventory rather stores or distribution center to be a fulfillment point. So very first thing we did in the fall is we turned on fulfillment from virtually all locations, so that we could access inventory to better supply or increase supply for the website which was getting great traffic and amazing conversion.

And then on top of that, we've enabled pickup from store, so that now we can take the great traffic and experience on the web and really try to drive, use that to drive some puts that's into the store. We've have seen – we've launched it in sort of a light way shipping directly from our DC or other stores into the store pickup. The better way to do that is actually access the in-stores where you were getting there. But, we went ahead and did kind of a soft launch and I think in the first week or so we saw something like a couple of thousand orders. That was very powerful. And we're seeing lift when those customers actually come into the store. The lift in the beginning is a little lighter than I would have liked, but it's still a lift. I think that we can actually get that to a level that can be even higher. So, just yesterday we were talking about some tasks where we're going to be allowing our associates to access or understand what's in the package, so that they can then be prepared for the customer when they come in and try to upsell them. So, there's a pair of pants in the package and they can say, okay, here's some – here's two great shirts to go with this, and why don't you go in the fitting room, so we make sure you don't have to come back here if something doesn't fit. So, those are two examples. And we talked – Melissa mentioned live chat. There are really cool things out there about how you can use your store associates to do live chat, and we're exploring everything because it's the – I mean – we don't really want to talk about things that we're not working on. Everything that we've talked about, we are currently working on.

I'm sorry to – Josh, we have a – another questioner, so if you have another question, it's fine, but then we should I think move on.

<Q>: Okay. I do. So, I guess I have two, but I – I'll try to pick one of them. You mentioned that when you're closing stores, the transfers were not picking up as you expected or at least that's kind of what I'd heard.

<A>: Right.

<Q>: So, your plan going forward is to close 25 stores, that's like 5% of your stores in 2018, that should mean a 5% reduction in you know, revenue, what are you doing to offset that, what are you doing to work that reduction in revenue and sales into your kind of go-forward model?

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Page 19 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

<A - **David Ross Stern**>: Sure, Josh.

<A>: Sure Josh, this is Dave I think that comment earlier was regarding the closure of distribution points. So for instance Ron mentioned the stores and stores that we had previously and perhaps a logic that as we shutter those that demand would come to us through a different channel. And so those comments related to distribution point as opposed to stores.

To address your question on stores, we do have in aggregate we get about the level of sales transfer that we project that we'll get when we shutter a store. And that's part of the logic that we use, when we go through the process to determine whether we should close a store or not. And those closures are built into our model, and so the guidance that we gave earlier reflects the expectation of those closures.

<A>: And so – and just to add on to that and maybe it'll provide some clarity. So transfer store-to-store you know motherhood-to-motherhood that's in the area for instance that's little easier for us to achieve. I think it's transfer from store to different department store, department store back, it's more difficult, because I think there's such a thing as a Macy's customer and Amazon customer as well as a specialty customer that would shop in our stores. That's the difference that I was trying to highlight previously.

The days when we do better on the store-to-store transfer. Having said that it always presents a challenge if you close in a market and you're not there you ought to be investing more heavily particularly with digital to try to attack those geocodes, so that you can capture some of that sales, but it is little bit different.

<Q>: All right.

<A>: Thanks Josh.

<Q>: That's helpful.

Operator

Thank you. And the next question is from Michael Wasserman of Moors & Cabot. Your line is open.

<A>: Hi, Michael.

<Q - **Michael Barry Wasserman**>: Yeah, hi. Hi, I believe you said that was $35.2 million, what's the company estimating that to be at the end of the current fiscal year or what might a reasonable range be?

<A>: It will be lower, because we are projecting positive free cash flow. I don't have that one part of the guidance, I didn't give it specifically, but it – we are projecting it to be lower, as we generate improved earnings. We continue to moderate our capital expenditures and with the net of those generating free cash flow, and that excess cash flow being utilized to pay down debt.

<Q>: All right. And based on your own internal modeling, what are you assuming to be the average interest rate in the current fiscal year that you will pay on that debt?

<A>: I don't have in front of me what it is in aggregate, because as you know we've got the term loan, we've got the ABL, we have a couple of smaller financings as well, and so it's a weighting of each of those, which I don't have in my fingertips.

<Q>: Okay. And can you comment please on the absolute inventories needed for $1 of online sales versus $1 of in-store sales, please?

<A>: Sure. It's become so blended that it's not – we don't have in the past like where we had inventory that was dedicated to support our online sales and we had inventory that was dedicated to support our brick-and-mortar sales. At this point, the company has done a good job of aggregating all of the inventory, and all of that inventory is there to support our sales. And so for instance, we have customers that go online to make a purchase and we can fulfill that with

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Page 20 of 23

initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

inventory from the stores. So, there's really so much of a blending between the two. There's not a pat answer for that.

<Q>: Great. But, is it not more costly to move it from the store to the customer than from a warehouse to the customer?

<A>: Yeah, there – we've got algorithms that we

<A>: Yeah, there – we've algorithms that we worked on internally, we had third parties come in and work with us as well. And so, it's not so much that it's more expensive, significantly more expensive to ship it from the store versus from the D.C. where it gets more expensive is to have multiple shipments. So, for instance if we fulfilled, I know, there's a three item order and we fulfilled one from the D.C. and one from a store in Maine and one from a store in California, that's where the cost would run up. We've got algorithms in place to optimize the cost. And so, for instance obviously we want to have one shipment go to the customer, that shipment could be from the D.C., that shipment could be from a store in Southern California to support a customer in Southern California. So, the optimal way to do this is to minimize the number of shipments to support an order.

<Q>: Okay. And you may have addressed this, but I believe you said 20 to 25 stores anticipated closing this year. Were – are all of those stores stores that have lease terminations?

<A>: Yes, we don't have because the fluidity in our lease portfolio we're not buying out of these leases. These are ones that which we have and just it's – technically, it could be just we've got to kick out option, so it's not technically a lease termination, but it is what I'd refer to as a lease action date, an opportunity for us to make a decision do we stay or do we go and as part of that final decision it's obviously a renegotiation opportunity with the landlord.

<Q>: Okay. And how many lease terminations are there potentially this year beyond the 20 to 25 that you have decided to act upon?

<A>: Sure. As we go through our portfolio, as of the end of the year, this literally changes daily, Michael, because it's an ongoing discussion with our landlords. But as of the end of year, about 30%

of our stores had lease action opportunities, and by that, that's through the end of 2018, and then through the end of 2019, we're just shy of 50% have lease action opportunities.

So it gives us a lot of flexibility. We've got these items. We've just done a good job of driving sales online. We're not satisfied with our comp store sales, as we mentioned consistently. We've got plans in place to improve that more – become more omni-channel, utilizing the success in our web to drive footsteps to the door. Our store operations teams converting those footsteps into sales at the PoS, and so obviously that's the plan to remediate. And we've got flexibility comparing how we do that, and what the macro retail environment is.

<A>: We also do feel that it's really important to have to be omni-channel and have stores as well as online, because this is a very high touch emotional consumer, who needs especially the first time she shops. She really needs someone who understand what's happening to her changing body, and how to make her comfortable and understand the sizing and how it works when you're pregnant versus when you're not. This isn't something that's so easy for the first time online.

And so we really feel we need to be there in both cases for her to feel more comfortable, and actually in each trimester as she's changing, there may be more needs for her to go into the store to understand and buy some things and then she can continue in that trimester buying online. So this is really we feel very much in omni-channel opportunity, and very important to this customer.

<Q>: And given your high cost of capital, what are you – what are your expectations when opening a new store how do you determine that it's really worth doing that? And what are the primary motivations for you opening a new store these days given the overall configuration of the company?

<A>: Right. It's a very high threshold for us to open a store. To your point, Mike we do a very cognizant of our cost of capital. We're very cognizant of the macro retail environment, we're very cognizant of the internal results of our brick and mortar. And so we've only got three-store openings and those are ones which need to be a combination of low cost

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initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

of entry, ability to exit as needed and very high confidence in the sales and so higher confidence in the sales will be driven by for instance if we have a store relatively close by at which we would like to renew a lease, but we can't. And so in that case we know the market supports us. We can't stay at that location or we choose that a rent increase is simply too onerous to accept. So that would drive opening a new store. But I agree with you I think the fact that we've only got three stores opening is indicative of the fact that we've got a very high threshold to make that investment.

<Q>: Okay. And have you talked to Pierre about the store that he opened in Pennsylvania and how that's doing and what if anything he is learned thus far from being in the U.S.?

<A>: Honestly, Pierre takes very seriously that his role as a board member versus his role as a Chairman of Orchestra are entirely separate. So we certainly hope Orchestra is doing well, but we don't – we don't know anything about the performance of that location.

<Q>: Okay. Thank you.

<A>: Thank you, Michael.

<A>: Thank you, Michael.

<A>: Thank you. The last question will come from

William Duff, a private investor. Your line is open.

<Q>: Hi. Thanks for the time.

<A>: Sure.

<Q>: So, I wanted to ask a question about e-com going forward. Is there a target percent of the business that you're looking to grow those sales to?

<A>: Yes. Yeah. I mean, a lot of what we talked about, we don't – because we have the liquidity in the stores, we want the customer to vote on which channels she wants to buy in. I hesitate to say, well, it should be 30, and then we hit it. And then, what do we do? We stop working or stop accepting online orders. I mean, in truth we want the overall sales and overall profitability to grow and we – we're in a position of strength where we can let the customer help us evolve that over the next few years. As Melissa pointed out, we believe stores belong in their portfolio. We believe the stores and our great store associates differentiate us from the increasing competition online, and so we have really think there's strength in having both, but we don't want to set an arbitrary target.

<A>: We also feel there's a real opportunity online because we are more transactional and we have the opportunity to develop things that will make a more emotional connection with the customer online. So, there's a lot of opportunity online as well as the opportunity for both online and in stores.

<Q>: Okay. And I guess, do you – and I apologize, if I missed this, but do you have a 2018 projection for e-com?

<A>: No, we haven't disclosed that for e-com. And we continue – we expect to continue to be strong. It's up 40% quarter-to-date, so it is now cycling last year's post new platform, so we feel good about it, it's been growing very well, it's really just a question of how high is high. And so given the variability in that, we're hesitant to give specific guidance on that. We have said however that we are anticipating positive comps for 2018 and that is driven by our e-commerce.

<Q>: Okay. That's helpful. And I guess my last question just on the overall kind of corporate infrastructure as it relates – you know expenses have been a pretty big focus of everyone on the call. I guess, I'm just – my question is really around how much progress within the corporate infrastructure is being made from an operations perspective, you know, if you just exclude the dollars being spent our operations improving to meet the e-com demand and is the whole platform being uplifted or do you have a dated kind of back office to support a new front office?

<A>: Sure. You know the back office as all retailers was to hit and the back office is never exactly what you want it to be, but it is clearly appropriate to support the specific channel that you referenced e-com as demonstrated by the

Bloomberg Transcript
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Page 22 of 23

Bloomberg Transcript initial

Company Name: Destination Maternity
Company Ticker: DEST US
Date: 2018-04-19
Event Description: Q4 2017 Earnings Call

Market Cap: 38.16
Current PX: 2.60
YTD Change($): -.37
YTD Change(%): -12.458

Bloomberg Estimates - EPS
Current Quarter: N.A.
Current Year: N.A.
Bloomberg Estimates - Sales
Current Quarter: N.A.
Current Year: N.A.

continual very high comps at 60% in Q4, 40% to-date in Q1. So and we're investing there as needed. As we talked about earlier on SG&A, it's never as simple as just cut costs, it's easy to cut cost, it's easy to reduce SG&A, it's difficult to do it in a smart way that's going to improve overall profitability. So as we need to make the investments, we'll make the investment and we are continuously looking at the expense structure to make adjustments downward as we can.

<A>: And to add, as it relates to e-com, I think that the company together made a really good decision to move to a SaaS solution with Demandware as well as our order management solution, that enables us to spend our time and our infrastructure dollars on where we can add to make the platform better or make our core business better, and less about adding programmers who know how to create new and innovative things online, because Demandware is doing that, and salesforce is doing that every day within the platform and we get to a whole – the entire benefit of that. So, I feel like, if anything we're better positioned now than we've ever been relative to the support system to expand that business and all our businesses.

<Q>: Okay. Great. Thank you for the time.

<A>: Okay.

<A>: Thank you, William.

<A>: Yes. Thank you.

Operator

Thank you. And at this time, I'd like to pass the call back over to Melissa for closing remarks.

Melissa J. Payner-Gregor

Since there are no more questions, we'll wrap up the call. I want to thank you for joining us today, and we will talk to you again when we report our first quarter results.

Operator

Thank you. Ladies and gentlemen, this concludes today's conference. You may now disconnect. Good day, everyone.

This transcript may not be 100 percent accurate and may contain misspellings and other inaccuracies. This transcript is provided "as is", without express or implied warranties of any kind. Bloomberg retains all rights to this transcript and provides it solely for your personal, non-commercial use. Bloomberg, its suppliers and third-party agents shall have no liability for errors in this transcript or for lost profits, losses, or direct, indirect, incidental, consequential, special or punitive damages in connection with the furnishing, performance or use of such transcript. Neither the information nor any opinion expressed in this transcript constitutes a solicitation of the purchase or sale of securities or commodities. Any opinion expressed in the transcript does not necessarily reflect the views of Bloomberg LP.

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Bloomberg

Page 23 of 23

Dear Destination Maternity Shareholders:

We are writing to you as nominees for election to the Board (the "Board") of Destination Maternity (the "Company") at the upcoming 2018 Annual Meeting of Shareholders on May 23, 2018 (the GOLD CARD NOMINEES).

We would like to help clarify what this election is truly about by asking you to consider the following question:

Are you satisfied with the performance and total shareholder return ("TSR") of Destination Maternity?

For us – **fellow shareholders like yourselves** – the answer is **NO.** Many of you likely share our frustration and dismay at the failed turnaround attempts and persistent executive turnover. There is no hiding from the historical facts at Destination Maternity:

- The stock price has fallen over 80% in the past three years, from $15.44 to $2.38
- The Board has touted a "turnaround" plan for three years, yet appears to lack any sense of urgency to implement one
- The Board has declined to hire a permanent CEO for nine months, tapping existing board members instead
- **We believe this Board has betrayed both shareholders and employees by shirking its primary oversight responsibilities.**

We are executives from both the specialty retail apparel and finance industries with over 95 years of cumulative experience. We find the current board's apparent contempt for sound corporate governance and total disregard for shareholder value absolutely inexcusable. Destination Maternity is not a broken business but a poorly, mismanaged one as evidenced by the following:

- Destination Maternity has the highest SG&A ratio peer group at 52% vs. average of 34%
- Revenue has declined 21% over the last 3 years, falling from $517MM to $406MM, losing $111MM
- Book value has declined 67%, from $125MM to $41MM since 2014

We have a detailed, comprehensive strategic business plan that was previously reviewed with the current Board and management, in a highly collaborative manner. We plan to fully examine where the margin leakage is occurring and then fine-tune and implement a multi-stage cost-cutting plan that will not impact core operations. The comprehensive strategic business plan provides the strategy for the first 90 days and beyond with the goal of making a beneficial impact from day one:

Phase 1:

- Examining the superfluous discounting policies, negotiating with the vendor community on better sourcing and logistics, and streamlining inventory/SKU management for a better omni-channel performance
    - Reducing reliance on third-parties and vendors targeting $5MM
- After reviewing the retail footprint with real estate professionals, we will optimize the store base over the next decade by closing unprofitable stores, and where appropriate, renegotiating leases at better terms
    - Bulk re-negotiation of leases could reduce portfolio costs $2MM

Phase 2:

- Driving growth opportunities in terms of both product extensions and entering new and better partnerships with the goal of migrating the customer lifecycle beyond just maternity
    - Expansion into other categories through new products i.e. baby carriers, strollers and other pre/post-partum items could lead to $5MM+ in additional revenue
    - A 5% increase in conversion would lead to $12.5MM in additional revenue

We promise you that during this process we will foster a more productive and transparent engagement with all shareholders.

The Board has been paid MILLIONS, while the stock price has declined 70%

- Mr. Erdos and Ms. Payner-Gregor have paid themselves over $1MM each during their tenure on the Board
- The entire Board has paid itself $8.5MM since Ms. Payner-Gregor joined in 2009

The Board has REWARDED management with MILLIONS in compensation, while missing the past seven years of incentive targets

- Ron Masciantonio, the Company's Chief Administrative Officer, has been paid over $5.6MM
- Anthony Romano, the former CEO, was paid over $7MM in compensation during his three year tenure
- Ron Masciantonio and David Stern, the Company's Chief Financial Officer, received cash bonuses of $242,000 and $125,000 respectively, despite missing their EBITDA target by 52% for FY2017
- Mr. Masciantonio and Mr. Stern each received 135,000 time-vested equity awards in March 2018
- The Board granted 750,000 time-vested equity awards to employees over the last seven months

We are four highly qualified individuals with strong retail backgrounds that see a tremendous opportunity to create shareholder value and put Destination Maternity back on a path to success.

- We possess over 95 years of experience in retail, financial analysis, marketing, branding, and building lifestyle brands
- We identified $20MM in cost savings and $20MM in revenue growth, with equal parts cost cuts and growth
- We built a comprehensive three phase plan to effect change, which holds us accountable with metrics for success
- We believe in being financially driven, results minded executives who are accountable and use metrics to gauge success

The woeful disconnect between Destination Maternity's stock price and its underlying asset value is no longer acceptable. We offer a different strategic path for fundamental change. As experienced executives, we've seen plenty of troubled companies allow poor corporate governance practices to destroy value. The time for wholesale change is **NOW**. As the shareholder, **YOU** finally have the opportunity to elect a new board that is aligned with your interests and will return value!

We kindly ask you for your vote. Please vote for **ALL** the GOLD CARD NOMINEES by voting the GOLD card. If you have questions about how to vote your shares, please contact Morrow Sodali, our proxy solicitor at (800) 662-5200 or NGM@morrowsodali.com.

Sincerely,

Holly Alden, Chris Morgan, Marla Ryan and Anne-Charlotte Windal

WWW.DESTFACTS.COM

Investor Group Comments on ISS Recommendation at Destination Maternity

NEW YORK--(BUSINESS WIRE)--May 11, 2018--Nathan G. Miller and Peter O’Malley (the “Investors”), collective holders of approximately 9% of the outstanding common stock of Destination Maternity Corporation (Nasdaq: DEST) (“Destination Maternity” or the “Company”), today released the following statement in regards to the recent report from Institutional Shareholder Services (ISS):

“We are pleased that ISS agreed with our argument that the chronic underperformance at Destination Maternity is emblematic of a company not living up to its potential, and that change at the board level is warranted.

However, we find it counterintuitive that while agreeing with these fundamental points, ISS refrained from recommending for our majority female slate, citing a lack of public board experience among our nominees as the primary justification. The reality is that Destination Maternity is a company where the absence of female board representation and leadership is in direct misalignment with the strategic goals, end customers and product selection that will ultimately determine whether DEST becomes a successful turnaround story, or yet another cautionary tale of mismanagement and missed opportunity.

Notably, before launching this proxy contest we proposed to the Company that they add to the Board two of our highly-qualified female nominees. They responded by adding two men.

The share of women on S&P 500 company boards rose merely 1 percentage point last year to 22 percent.1  If the argument - a chauvinist trope - continues to be that qualified women executives should not be added to boards because they have not previously served on boards, this embarrassing problem will not get solved. Board diversity cannot remain a ‘chicken or the egg’ situation.

As such, we believe that our highly-qualified nominees Holly N. Alden, Christopher B. Morgan, Marla A. Ryan and Anne-Charlotte Windal should be added to the Board of Directors of the Company in order to bring about the level of change needed to reverse the years of mismanagement and underperformance the Company has suffered.”

In its report, ISS noted the following:

“The company’s dramatically negative shareholder returns and financial performance reflect a company falling well short of its potential.” “The long-tenured directors have presided over many years of abysmal financial performance and tremendous value destruction for shareholders.” “(T)he dissident has made a persuasive case that additional change at the board level is warranted.” “The dissident has nominated directors with strong experience analyzing retail companies and with robust experience as executives in apparel retail.”
1https://www.wsj.com/articles/how-to-get-more-women-in-the-boardroom-some-try-blunt-force-1524648602

View source version on businesswire.com:https://www.businesswire.com/news/home/20180511005382/en/

CONTACT: Morrow Sodali LLC

Tom Ball, 203-658-9368

t.ball@morrowsodali.com

KEYWORD: UNITED STATES NORTH AMERICA NEW YORK

INDUSTRY KEYWORD: PROFESSIONAL SERVICES BANKING FINANCE

SOURCE: Morrow Sodali LLC

Copyright Business Wire 2018.

PUB: 05/11/2018 10:24 AM/DISC: 05/11/2018 10:24 AM

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Gullane Capital Partners Announces Support for Activist Position of Destination Maternity
Hedge fund owning 3%+ of outstanding shares supports slated new board members

May 10, 2018 11:17 AM Eastern Daylight Time

MEMPHIS, Tenn.--(BUSINESS WIRE)--Gullane Capital Partners, a Memphis-based hedge fund that holds 3%+ ownership in Destination Maternity Corporation (Nasdaq: DEST), today announced its support of the GOLD proxy card issued by activist shareholders Nathan Miller and Peter O’ Malley calling on stockholders to vote in favor of four director nominees at the Company’s 2018 annual meeting, taking place on May 23, 2018.

Gullane Capital Partners Announces Support for Activist Position of Destination Maternity $DEST
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“Destination Maternity’s existing board has been given ample time to fix DEST while watching the stock price fall over 80% in the past three years,” said Trip Miller, Managing Partner of Gullane Capital Partners, a value investor who is not affiliated with the activist shareholder group backing the GOLD proxy.

Miller continued, “We believe the four new proposed directors are highly qualified to restore long term value to DEST and encourage other shareholders to take action.”

To learn more about Gullane Capital Partners, visit www.gullanecapitalpartners.com.

About Gullane Capital Partners, LLC

Founded in 2002, Gullane Capital LLC is the investment advisor to the Gullane Capital Partners, LLC fund and separately managed accounts. We are value investors following the teachings of Ben Graham, Warren Buffett, and Charlie Munger. Gullane Capital LLC utilizes a concentrated, disciplined value investing philosophy to manage partner capital for the long term.Gullane focuses exclusively on bottom up proprietary research of publicly traded securities across the capital structure, with no market cap, industry, or geographic restrictions. We define risk as permanent capital loss, not short-term market volatility.

Contacts
Gregory FCA for Gullane Capital Partners
Amy Lash, 610-228-2806
amyl@gregoryfca.com

Battle over board seats at Destination Maternity heats up
Reuters Staff

BOSTON (Reuters) - One of Destination Maternity Corp’s largest investors on Monday accused the retailer of “governance shenanigans” and asked it to clarify exactly how many directors will be elected at the annual meeting, a regulatory filing shows.

In the last two weeks the company has increased and then decreased the size of its board, creating what investor Nathan G. Miller calls confusion and worse for investors, he wrote to the Moorestown, New Jersey-based company on Monday, according to the filing.

Investors like Miller who are pushing for changes at corporations around the country have a short time to nominate dissident investors and company lawyers force them to follow strict nomination rules for their slates to be valid. Industry analysts say Destination Maternity’s shifts in board size are unusual and raise questions for investors.

Miller, whose NGM Asset Management owns 7.8 percent of the company’s stock and is pushing it to add female directors, said the back-and-forth is leaving investors in the dark about how many people will eventually oversee how the company operates.

On April 3, the company increased the board to six directors from four. Then it cut the board back to five directors on April 12 when one of the recently appointed directors quit after only nine days on the job, the filing says.

Another board member then said he would not run again, but the company did not reduce the size of the board, saying it would do so only after the 2018 annual meeting began, the filing says.

We “are concerned that these governance shenanigans are an attempt to gain an improper advantage in the election of directors at the 2018 annual meeting of stockholders,” Miller wrote, demanding an “unequivocal statement regarding the maximum number of Board seats that are up for election.”

The annual meeting is scheduled for May 23, according to a Feb. 28 statement by the company.

Miller asked the company to use a universal proxy card so investors can choose directors from both the management and dissident slates. The company refused to use it.

Both Miller and a representative for Destination Maternity declined to comment.

Destination Maternity’s stock lost 3.6 percent to $2.59 in Nasdaq trading on Monday.

Reporting by Svea Herbst-Bayliss; Editing by Dan Grebler

Destination Maternity faces second proxy battle in as many years

By Natalie Kostelni  – Reporter, Philadelphia Business Journal
May 4, 2018, 7:31am EDT

Destination Maternity Corp., which faced a proxy battle over its board last year, is set for a repeat this year as an activist shareholder pushes for a new slate of directors amid accusations that the company is up to “ governance shenanigans” to thwart new members from joining its board.

The company, which reported two weeks ago a $10.2 million loss, or 73 cents a share, for its fiscal fourth quarter and a $21 million, or $1.57 a share loss for the year, has been struggling for several years and has left it vulnerable to take over attempts and pressure for a change in leadership. The most recent proxy battle comes from Nathan G. Miller of NGM Asset Management, which owns 7.8 percent of the company.

In a scathing letter sent April 16 to the Moorestown, N.J., clothing company and filed with the Securities and Exchange Commission, Miller details a timeline of uncertainty surrounding the company including: how it increased its board to six directors from four on April 3; reduced the board to five directors on April 12; saw another newly appointed director resign after just nine days; and yet another board member decline to stand for re-election.

“As a result of these governance shenanigans, the stockholders of the company are left in a state of uncertainty in which even the most basic details regarding the election of directors at the 2018 annual meeting remain unknown,” Miller wrote.

Prior to that, Miller had proposed a merger transaction in which shareholders would receive $2.75 in cash and the company would go private, according to an SEC filing made by Miller. A confidentially agreement was drawn up and Miller, his firm and Destination discussed the potential of a transaction with Guggenheim and other various potential financing sources. Not long thereafter, Miller decided not to pursue a deal because of Destination’s “poor financial performance and liquidity issues,” SEC documents said.

In an open letter to shareholders issued Thursday, Miller along with another investor that gives them a combined 9 percent ownership stake in the company, urged them to consider their slate of directors and proposed turnaround plan at the annual meeting scheduled for May 23 at its headquarters. Among the issues Miller cited included the company’s stock price declining by 84 percent to $2.385 from $15.44; book value falling by 67 percent to $2.95 from $9.25; and revenues dropping by 21 percent to $406 million from $517 million.

In a letter dated May 1, Melissa Payner-Gregor, the company’s interim CEO, urged shareholders to vote for its recommended slate of incumbent directors. “The election of the Miller Group’s nominees would replace every member of your board with directors who lack institutional knowledge of your company and other requisite skills for effective service on your board,” Payner-Gregor wrote. “The board has serious concerns that the Miller Group’s candidates would have a negative impact on Destination Maternity’s future growth plans, as the collective experience and relevant expertise of these individuals pale in comparison to the decades of corporate leadership and board experience in the retail and apparel industry represented on your board.”

Payner-Gregor said two outside proxy solicitation firms had been retained and that shareholders may hear from either regarding how they intend to vote.

“With a strong team in place and a solid infrastructure upon which to grow, the company is focused on improving performance, achieving profitable growth and maximizing stockholder value,” she said, adding that by voting for her suggested nominees, the company will be on a path to turnaround.

Last year, Orchestra-Prémaman S.A. waged a proxy battle to get its nominees put on the board and Destination Maternity narrowly won. Last month, the New Jersey company named an executive from the French clothing retailer to its board and entered into a support agreement with it and its affiliates.

The company in 2013 received $40 million in corporate welfare from the state’s Grow N.J. economic development program to relocate its headquarters to New Jersey from Philadelphia.

Exhibit C
Nathan G. Miller
c/o NGM Asset Management, LLC
27 Pine Street, Suite 700
New Canaan, CT 06840
April 16, 2018
Via Federal Express

Board of Directors
Destination Maternity Corporation
232 Strawbridge Drive
Moorestown, NJ 08057
Ladies and Gentlemen:
We are writing to express our concern regarding the recent actions by the board of directors (the “Board”) and management of Destination Maternity Corporation (the “Company”) to manipulate the composition of the Board. We are well past the director nominating deadline and are concerned that these governance shenanigans are an attempt to gain an improper advantage in the election of directors at the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”).
On March 30, 2018, we requested that the Board act in the interest of all of the Company’s stockholders by committing to the use of a universal proxy card that would include all of the nominees proposed, regardless of who proposed such nominees. On April 4, 2018, despite the fact that universal proxy cards have been used successfully in electoral contests involving large companies with shares listed on the New York Stock Exchange, the Company notified us that it had rejected the use of a universal proxy card because its use could create “significant risk of confusion that could result in disenfranchisement of certain stockholders.”
However, despite the Board’s professed sensitivity to the risk of confusing the Company’s stockholders, the Board and management of the Company have since engaged in a series of actions that would confuse even the most sophisticated of stockholders, a background of which is summarized below:

·
On April 3, 2018, after the deadline had passed for nominating candidates for election to the Board at the 2018 Annual Meeting, the Company announced that the size of the Board would be increased to six directors and that Pierre-André Mestre and Jean-Claude Jacomin would be appointed to fill the newly created vacancies pursuant to an agreement with Orchestra-Prémaman (“Orchestra”), a stockholder of the Company.

·
On April 12, 2018, in response to the Company’s expansion of the Board and pursuant to our rights as a stockholder under the Company’s bylaws, we notified the Company of our intention to nominate two additional individuals in addition to the three individuals we had previously identified for election to the Board at the 2018 Annual Meeting (collectively, the “Nominees”).

·
Later on April 12, 2018, the Company announced that Mr. Jacomin, who had been appointed to the Board only nine days earlier, had resigned as a member of the Board. Further, the Company announced that the size of the Board had been decreased from six to five directors. To further complicate matters, the Company stated that Orchestra would continue to have a right to name a substitute individual to replace Mr. Jacomin on the Board pursuant to Orchestra’s agreement with the Company. The Company has not announced who Orchestra intends to designate or when Orchestra will exercise this right, creating uncertainty as to both the Company’s slate of directors for election at the 2018 Annual Meeting and the number of directors that will be elected at the 2018 Annual Meeting.

·
On April 13, 2018, the Company announced for the third time in a two week period that the composition of the Board would change because Michael J. Blitzer would not be standing for reelection to the Board at the 2018 Annual Meeting. Instead of immediately reducing the size of the Board accordingly, as was done following Mr. Jacomin’s resignation, the Company announced that the size of the Board would only decrease from five to four directors upon the commencement of the 2018 Annual Meeting.

·
Later on April 13, 2018, Barry Erdos, the Chairman of the Board, sent a letter to Marla A. Ryan and Anne-Charlotte Windal, two of the Nominees. Despite having previously (i) rejected the use of a universal proxy card in which the stockholders of the Company would have the opportunity to vote for both Ms. Ryan and Ms. Windal and (ii) stated that neither individual was endorsed by the Board, Mr. Erdos asked Ms. Ryan and Ms. Windal if they would consider being added to the Company’s slate of nominees for election at the 2018 Annual Meeting.

As a result of these governance shenanigans, the stockholders of the Company are left in a state of uncertainty in which even the most basic details regarding the election of directors at the 2018 Annual Meeting remain unknown. First, with its size changing from day to day, it is unclear what the size of the Board will be as of the 2018 Annual Meeting and afterwards. Second, the composition of the Company’s slate remains in flux, despite the fact that the Company has filed their preliminary proxy statement and the deadline to nominate directors has long since passed. Third, it is unclear whether Orchestra will appoint a new director pursuant to their agreement with the Company, and whether the Company will allow Orchestra to designate such director after the 2018 Annual Meeting, disenfranchising the stockholders of their right to vote on such director’s election to the Board.
For the benefit of all the stockholders of the Company, we ask that the Board refrain from engaging in any further manipulation of the Board’s composition and immediately clarify the uncertainties they have created. Accordingly, we are requesting that you provide us with an unequivocal statement regarding (i) the maximum number of Board seats that are up for election at the 2018 Annual Meeting, (ii) the maximum number of individuals we can nominate for election at the 2018 Annual Meeting and (iii) the maximum number of candidates we can include
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on our proxy card for election at the 2018 Annual Meeting. In addition, the Board should clarify whether it intends to circumvent stockholder democracy by allowing Orchestra to wait until after the 2018 Annual Meeting to exercise their right to designate a second director. Board seats are not an entitlement, despite the fact that the Board has been treating them as such, and we believe any Orchestra designee should be on the ballot for the 2018 Annual Meeting so that all directors can be held accountable to stockholders of the Company. Immediate clarification of the foregoing uncertainties is necessary in order to remedy the confusion that the Board and the management of the Company has already caused and avoid the disenfranchisement that would result in the absence of clarification. It is our sincere hope that we can engage in a fair and transparent electoral contest going forward and that the merits of the nominees and their competing visions for the Company-not manipulation of the corporate electoral process-is what determines the outcome of the election.

Very truly yours,

/s/ Nathan G. Miller
Nathan G. Miller

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